U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                       Date of Report: September 22, 1999

                            COMMISSION FILE: 0-14846

                         BONNEVILLE PACIFIC CORPORATION
            (Exact name of registrant, as specified in its charter)

Delaware                                87-0363215
(State or other jurisdiction of         (I.R.S. employer identification number)
incorporation or organization)

                          50 West Broadway, Suite 300
                            Salt Lake City, UT 84101
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (801) 363-2520


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.  The Registrant has entered into a definitive Agreement and Plan of Merger, which if closed will result in a change in the control of the Registrant. The closing of the Agreement and Plan of Merger is subject to several conditions, including the approval of the registrant's shareholders.

ITEM 2.  ACQUISITION OF  DISPOSITION OF ASSETS.
         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.
         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.
         Not Applicable.

ITEM 5.  OTHER EVENTS.
         Attached hereto as exhibit 99, is a copy of the Press Release relating to the Agreement and Plan of Merger described in Item 1. Also attached hereto as Exhibit 99.1, is a copy of the definitive Agreement and Plan of Merger.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.
         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

               (a)  Financial statements of business acquired.
                    Not Applicable.

               (b)  Pro forma financial information.
                    Not Applicable.

               (c)  Exhibits.

                    The following exhibits are filed herein. The exhibit numbers correspond wih Item 5 of Regulation S-K.


               Exhibit No.              Description
               -----------              -----------
               EX-99                    PRESS RELEASE, DATED 09/20/99

               EX-99.1 AGREEMENT AND PLAN OF MERGER DATED AS OF SEPTEMBER 17, 1999 BY AND BETWEEN
                                        BONNEVILLE PACIFIC CORPORATION
                                        AS SELLER,
                                        AND
                                        EL PASO ENERGY CORPORATION,
                                        AS BUYER

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signe on its behalf by6 the undersigned hereunto duly authorized.

September 22, 1999                      BONNEVILLE PACIFIC CORPORATION

                                        ________________________________
                                        BY:  /s/ Clark M. Mower
                                             Clark M. Mower, President
                                             Principal Executive Officer

                                        ________________________________
                                        BY:  /s/ R. Stephen Blackham
                                             R. Stephen Blackham
                                             Principal Financial and Accounting
                                      Officer